Exhibit 99.1
AGREEMENT REGARDING
UNDERWRITTEN OFFERING OF COMMON SHARES

June     , 2002

To each of the Shareholders
indicated on Schedule A hereto

Dear Shareholders:

The shareholders listed on the attached Schedule A (the “Vendors”) have advised Cognos Incorporated, a Canadian corporation (the “Company”), that the Vendors desire to sell not less than 4,500,000 common shares and, if requested by the Lead Underwriter (as defined), up to 5,175,000 common shares in the aggregate (the “Common Shares”) of the Company, and the Company desires to facilitate such sale through an underwritten public offering and effectuate a registration statement under the United States Securities Act of 1933, as amended. In consideration of the foregoing and the representations, warranties and covenants hereinafter contained, the parties hereby agree as follows:

1.    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“OSC” shall mean the Ontario Securities Commission.

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, an entity, a governmental or political subdivision thereof or a governmental agency.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the Commission.

“Registration Statement” means a registration statement of the Company filed under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” shall mean any day on which Common Shares are traded on the principal national securities exchange or the over-the-counter market in the United States on which the Common Shares are listed or admitted to trading.

2.    Agreement to Sell Shares. The Vendors hereby jointly and severally agree to offer and sell the Common Shares to the public in an underwritten public offering following execution of a definitive underwriting agreement entered into among the Company, the Vendors and the Lead Underwriter (the “Underwriting Agreement”) in accordance with, and subject to the terms and conditions of the Underwriting Agreement.

3.    Registration.

(a)
Subject to Section 11(a), the Underwriters’ (as defined) consent, and the Shareholders’ prior written confirmation that each such Shareholder intends to participate in the offering contemplated hereby, the Company hereby agrees to register under the Securities Act the Common Shares on Form F-10 on the date that the Chief Financial Officer of the Company, in his sole discretion, deems advisable. Notwithstanding the foregoing, the Company acknowledges that but for an event of a material nature (as described in Section 11(a)) it shall use good faith efforts to file the Registration Statement covering Common Shares on or about June 20, 2002. The agreement by the Company to file the Registration Statement shall only apply to an underwritten offering:

(i)	which shall include the following underwriters as participants in the offering:

Goldman, Sachs & Co.

Morgan Stanley;

and a syndicate of underwriters as determined by the Company;

(each an “Underwriter” and collectively the “Underwriters”), provided that (1) if any of the Underwriters at any time declines to participate in the underwriting, a substitute underwriter shall be selected with the mutual consent of the Company and the Vendors and (2) any of the Underwriters may be replaced at any time with the mutual consent of the Company and the Vendors;

(ii)	which shall be completed not later than two weeks prior to the start date of any regularly scheduled black-out period; and

(iii)	which shall not be an offering which remains open pursuant to Rule 415 under the Securities Act.

(b)	The Company shall notify the Vendors in writing upon its readiness to submit a request for acceleration of effectiveness of the Registration Statement.

Thereafter, the Vendors shall have up to five (5) Trading Days from the date on which such notice was received by the Vendors to make a written request (the “Effectiveness Request”) of the Company that it submit an acceleration request(s) to the appropriate governmental agencies. Subject to Section 11(a) and the Underwriters’ agreement to proceed with the offering, the Company shall thereafter submit an acceleration request(s) to the appropriate governmental agencies.

(c)
The Company shall be entitled to include in the Registration Statement common shares to be sold by the Company for its own account, provided however, if the Lead Underwriter shall advise the Vendors and the Company that, in its opinion, the amount of Common Shares to be included in the Registration Statement exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the Common Shares being offered, the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) first, the Common Shares that the Vendors proposes to register, and then (ii) second, the Common Shares to be registered for the Company’s own account.

(d)
The Vendors hereby agree that the Company may elect in its sole discretion to conduct an offering in a jurisdiction other than the United States, whether as an offering in another jurisdiction, on a separate basis in accordance with the laws of such jurisdiction or as a “multi-jurisdiction” offering, including, without limitation, in Canada. If it does so elect, then the Company’s obligations as set forth in this Agreement (including, without limitation, its obligations to make filings as required to cause the prospectus or other offering materials to comply with law, and to indemnify the Vendors with respect to the offering and such offering materials) as applicable to an offering in the United States shall apply on as nearly equivalent a basis as possible to the offering and offering materials in any such other jurisdiction.

4.     Registration Procedures. The Company will, as soon as practicable:

(a)
subject to Sections 3(a) and 11(a), prepare and file with the Commission the Registration Statement with respect to the Common Shares. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided that the Company shall not be deemed to have breached the foregoing with respect to any information furnished by the Vendors to the Company specifically for inclusion in the Registration Statement);

(b)
prepare and file with the Commission and the securities regulatory authorities of any other applicable jurisdiction, including, but not limited to, the OSC, such amendments (including post effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith, as may be necessary to comply with the provisions of applicable law with respect to the disposition of the Common Shares covered by the Registration Statement in accordance with the Vendors’ intended method of disposition set forth in the Registration Statement;

(c)
furnish to the Vendors and their legal counsels without charge (i) promptly after the same is prepared and filed with the Commission at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the Commission and the OSC or the staff of the Commission or the OSC and any correspondence from the Commission and the OSC or the staff of the Commission or the OSC to the Company or its representatives, (ii) upon the effectiveness of the Registration Statement, such number of copies as the Vendors may reasonably request of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including any preliminary prospectus, as such Vendor may reasonably request in order to facilitate the disposition of the Common Shares owned by such Vendor. Subject to Section 11(a), the Company will promptly respond to any and all comments received from the SEC, the OSC or any other applicable securities regulatory authority, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC, the OSC or any other applicable securities regulatory authority (as applicable) as soon as practicable;

(d)
use all reasonable efforts to (i) register or qualify the Common Shares covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions as the Lead Underwriter reasonably shall request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Vendors of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose;

(e)	use all reasonable efforts to list the Common Shares covered by the Registration Statement with each securities exchange on which the common shares of the Company are then listed;

(f)
as promptly as practicable after becoming aware of such event, notify the Vendors in writing of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Vendors as the Vendors may reasonably request. The Company shall also promptly notify the Vendors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Vendors by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

(g)
use all reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Common Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Vendors and the Lead Underwriter of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(h)
permit the Vendors and their counsels Schulte, Roth & Zabel LLP and Davies Ward Phillips & Vineberg LLP to review and comment upon the portions of the Registration Statement and all amendments and supplements thereto which relate specifically to the Vendors or the manner of distribution of the Common Shares;

(i)
furnish, on the date that Common Shares are delivered to the Underwriters, for sale in connection with the Registration Statement (i) if required by the Lead Underwriter, a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to the Underwriters in an underwritten public offering, addressed to the Underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Underwriters and the Vendors;

(j)
make available for inspection by (i) any Underwriter participating in the disposition pursuant to the Registration Statement, (ii) one United States firm and one Canadian firm of attorneys and one firm of accountants or other agents retained by the Vendors, and (iii) one United States firm and one Canadian firm of attorneys retained by all such Underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), during normal business hours, as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence. The Company shall not be required to disclose any confidential information in such Records to any Inspector unless and until such Inspector shall have entered into a confidentiality agreement (reasonably satisfactory to the Company) with the Company with respect thereto;

(k)
hold in confidence and not make any disclosure of information concerning a Vendor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Vendor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Vendor and allow such Vendor, at the Vendor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l)
shall cooperate with the Vendors and any Underwriter to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Common Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Lead Underwriter may reasonably request and registered in such names as the Lead Underwriter may request. Not later than the date on which the Registration Statement is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions;

(m)
if requested by the Lead Underwriter or a Vendor, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Lead Underwriter and the Vendors agree should be included therein relating to the sale and distribution of Common Shares, including, without limitation, information with respect to the number of Common Shares being sold to such Underwriters and the purchase price being paid therefor by such Underwriters; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and in connection therewith supplement or make amendments to any Registration Statement if requested by any Vendor or any Underwriter; and

(n)
otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission, the OSC or any other applicable securities regulatory authority in connection with any registration hereunder.

In connection with the registration covering the Common Shares, the Company and the Vendors each agree to enter into a written underwriting agreement with the Underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement among such underwriters, companies of the Company’s size and investment stature; provided, however, that the Company shall not be required to indemnify the Vendors pursuant to such agreement (as such indemnity is provided in Section 7 hereof) and shall be required to indemnify the Underwriters pursuant to such agreement only upon customary terms. The Company and the Vendors shall jointly agree as to the allocation of shares and fees among the Underwriters participating in the offering.

5.    Obligations of the Vendors.

(a)
At least seven (7) days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Vendors or their counsel in writing of the information the Company requires from each Vendor. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Common Shares of a particular Vendor that such Vendor shall furnish to the Company such information as may be requested in writing by the Company regarding itself, the Common Shares held by it and the intended method of disposition of the Common Shares held by it as shall be reasonably required to effect the registration of such Common Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)	Each Vendor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(c)
Each Vendor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f), such Vendor will immediately discontinue disposition of Common Shares pursuant to the Registration Statement covering such Common Shares until such Vendor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) and, if so directed by the Company, such Vendor shall destroy all copies in such Vendor’s possession of the prospectus covering such Common Shares current at the time of receipt of such notice.

(d)
Each Vendor agrees to (i) sell such Vendor’s Common Shares on the basis provided in any underwriting arrangements approved by the Vendors and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(e)
Each Vendor agrees to keep confidential all information with respect to the Company disclosed to it or its representatives during the registration process by the Company or its representatives provided, however, that (i) the Vendors may make any disclosure of such information to which the Company has given its prior written consent or (ii) any of such information may be disclosed among the Vendors and their representatives (it being understood that prior to such disclosure such representative shall be informed of the confidential nature of such information). All information subject to the confidential treatment in accordance with the preceding sentence, shall no longer be treated confidential if such information (A) is or becomes generally available to the public other than as a result of a disclosure by the Vendors or their representatives or (B) was or becomes available to the Vendors or their representatives on a non-confidential basis from a source other than the Company or any of its representatives, providedthat such source is not known by the Vendor to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information.

6.    Expenses.

(a)	All reasonable costs and expenses incurred by the Company in complying with terms of this Agreement or in connection with the prior effort by the Company to undertake a registration of the Common Shares including, without limitation, all registration and filing fees, printing expenses, listing fees and expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses or Insurance Expenses, are called “Registration Expenses”. For purposes hereof, salaries of Company personnel or general overhead expenses of the Company, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event, shall not be deemed Registration Expenses and shall be expenses which the Company shall bear. All underwriting discounts and selling commissions applicable to the sale of the Common Shares owned by the Vendors, fees and disbursements of counsel to the Vendors, fees, disbursements and out-of-pocket expenses incurred by the Vendors in connection with the offering and fees and expenses incurred by the Vendors in connection with the engagement of any advisors in connection with the offering are called “Selling Expenses”.

(b)
The Company shall be responsible for the Registration Expenses in an amount up to $500,000. If the total amount of the Registration Expenses exceed in the aggregate $500,000, the excess amount shall be shared equally by the Company and the Vendors. Within sixty (60) days after the effectiveness of the Registration Statement, the Company shall submit to the Vendors a detailed written accounting of the Registration Expenses incurred, together with any supporting documentation that the Vendors may reasonably request. All parties shall negotiate in good faith to resolve in a reasonable time period any disputes relating to such accounting. The Registration Expenses set forth in such accounting shall be the entire Registration Expenses, and the Vendors shall not be responsible for any additional Registration Expenses which are submitted after the date of such accounting. All Selling Expenses shall be borne by the Vendors. If the Company sells common shares for its own account in the offering, the Company shall pay the underwriting discounts and selling commissions applicable to the sale of such shares.

7.    Indemnification and Contribution.

(a)
To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend each Vendor who holds Common Shares, the directors, officers, partners, employees, shareholders, agents and each Person, if any, who controls any Vendor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any underwriter (as defined in the Securities Act) for the Vendors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Common Shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Common Shares pursuant to the Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 7(d) with respect to the number of legal counsel, the Company shall reimburse the Vendors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 4(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Common Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 4(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

(b)	In connection with the Registration Statement, the Vendors agree, jointly and severally, to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Vendors expressly for use in connection with the Registration Statement; and, subject to Section 7(d), the Vendors will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 7(f) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Vendors, which consent shall not be unreasonably withheld; provided, further, however, that the Vendors shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Vendors as a result of the sale of Common Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)
The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, substantially similar to that provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement. The amount of any losses for which indemnification is sought by the Company under Section 7(b) shall be first reduced by any amounts recovered or expressly and specifically recoverable by the Indemnified Party under insurance polices with respect to such losses.

(d)
Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the

case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Vendors. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(e)
The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)
If the indemnification provided for in this Section 7 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless an indemnified party hereunder in respect of any Claim, then the Indemnifying Party or the Indemnified Person, in lieu of indemnifying such Indemnified Party or Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Party or Indemnified Person as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Party or Indemnified Person, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party or Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party or Indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party or Indemnified Person in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the Indemnified Party or Indemnified Person as well as any other relevant equitable considerations.

(g)
Indemnification similar to that specified in this Section 7 (with appropriate modifications) shall be given by the Company and each Vendor with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

8.    Representations and Warranties of the Company. The Company represents and warrants to the Vendors as follows:

(a)
The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b)	This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

9.    Representations and Warranties of the Vendors. Each of the Vendors hereby, jointly and severally, represents and warrants to the Company as follows:

(a)
Each Vendor has, and on the closing of the offering will have, good and valid title to all of the Common Shares which may be sold by each Vendor pursuant to the offering on such date and the legal right and power, and all authorizations and approvals required by law and under any partnership agreement, trust agreement or organizational documents to enter into this Agreement and to sell, transfer and deliver all of the Common Shares which may be sold by such Vendor pursuant to the offering.

(b)
Delivery of the Common Shares which are sold by each Vendor pursuant to the offering will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(c)	This Agreement has been duly executed and delivered by each Vendor and constitutes the legal, valid and binding obligation of such Vendor, enforceable in accordance with its terms.

(d)	No tax liability shall be incurred by the Company as a result of the offer and sale of the Common Shares by each Vendor.

10.    Miscellaneous.

(a)
This Agreement is not assignable by the parties to this Agreement without the prior written consent of the other parties; provided that the Vendors may assign their rights and obligations hereunder to an affiliate of the Vendors or to any trust or entity established by Michael U. Potter or by the Windsor Trust from time to time for estate or tax planning purposes. This Agreement shall terminate automatically upon any change in control of the Company. For purposes hereof, change in control shall mean a consolidation, amalgamation, merger, reorganization, or sale of all, or substantially all, of the assets or capital stock of the Company or other business combination in which the Company is not the surviving entity.

(b)	Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)
Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(d)
All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or a recognized overnight delivery service, to the address indicated on the signature page or Schedule A hereto.

(e)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(f)	This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Vendors who hold at least 50% of the Common Shares.

(g)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)
The obligations of the Company pursuant to this Agreement to register the Common Shares shall terminate on January 31, 2003. The obligations of the Company and the Vendors in Sections 6, 11 and 12 hereof shall survive termination of this Agreement.

(i)
The Vendors and the Company each agree that if timely requested in writing by the Lead Underwriter, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the nine business days (as such term is used in Rule 10b-6 under the Exchange Act) prior to, and during the time period reasonably requested by the Lead Underwriter not to exceed 90 days, beginning on the effective date of the Registration Statement (except that with respect to the Company, such a lock-up agreement shall not apply to the underwritten registration contemplated hereby, any security issuance in connection with an acquisition, strategic relationship or debt financing, any security issuance which involves registrations on Forms S-4 or S-8 or any successor form to such forms, or to the adoption or amendment of any option plan or option issuance by the Company), unless the Lead Underwriter otherwise agrees. The Vendors shall not be obligated to execute a lock-up agreement containing a term longer than that requested by the Lead Underwriter of the Company’s officers and directors.

(j)
If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

11.    Delay of Registration.

(a)
Notwithstanding anything to the contrary contained herein, the Company may (A) determine not to file, or delay the filing or effectiveness of, the Registration Statement if the Company, in consultation with the Underwriters, determines that market conditions are not favorable for an offering or (B) determine not to file, or delay the filing of, the Registration Statement or withdraw the Registration Statement if there exists at any time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed. The Company shall give prompt written notice to the Vendors upon such determination. The Vendors may elect not to sell the Common Shares pursuant to the Registration Statement at any time prior to the time they execute the Underwriting Agreement (A) if they are not satisfied with the proposed sale price in their sole discretion and (B) so long as each Vendor notifies the Company to this effect in writing (a “Pre-Effectiveness Notification”).

(b)
If the Company or the Vendors delays the filing or effectiveness of the Registration Statement pursuant to the conditions specified in Section 11(a), Company shall use its commercial best efforts to make effective such Registration Statement by January 31, 2003. If such Registration Statement is not effective by January 31, 2003, the Company shall submit to the Vendors, within sixty (60) days after such date, a full, detailed written accounting of all of the Registration Expenses incurred by the Company, together with any supporting documentation that the Vendors may reasonably request. All parties shall negotiate in good faith to resolve in a reasonable time period any disputes related to such accounting. The Registration Expenses set forth in such accounting shall be the entire Registration Expenses and the Vendors shall not be responsible for any additional Registration Expenses which are submitted after the date of such accounting, other than in connection with the Demand Registration. The Company shall be responsible for the Registration Expenses set forth in such accounting in an amount up to $500,000. If the total amount of the Registration Expenses in such accounting exceeds in the aggregate $500,000, the excess amount shall be shared equally by the Company and the Vendors.

(c)
In the event that the Registration Statement is not declared effective by January 31, 2003, the parties hereto agree that the Vendors shall be entitled to seek one demand registration from the Company in accordance with this Section 11(c) and Section 12 (the “Demand Registration”). The Vendors may not seek the Demand Registration at any time during calendar year 2003. The Vendors’ right to seek the Demand Registration shall expire on June 30, 2007, provided however, such expiration date shall be extended by the number of days the Company delays the filing of any registration statement after the Vendors have given written notice seeking the Demand Registration. Notwithstanding anything to the contrary in the preceding sentence, the Company’s right to delay the filing of any registration statement from the date notice is given by the Vendors to seek the Demand Registration shall not exceed a period of 120 days.

12.    Subsequent Demand Registration. In the event that the Vendors are entitled to a Demand Registration and for so long as Michael U. Potter and/or the Windsor Trust, individually or in the aggregate, (directly or indirectly) beneficially owns at least five (5) percent of the outstanding common shares of the Company, the Company shall provide for such registration, following receipt of written demand there for from the Vendors (the “Demand”), upon the following terms, but subject to the Company’s right to delay any such registration under Section 11:

(a)
The Company shall prepare and file a Registration Statement covering such number of common shares of the Vendors as the Vendors request as soon as practicable following receipt of the Demand and use all reasonable efforts to cause the Registration Statement to become effective as soon as possible after the filing and to remain effective until the Vendors have disposed of the Common Shares, but not beyond 90 days;

(b)	The offering shall be an underwritten offering which shall include underwriters chosen with the mutual consent of the Company and the Vendors;

(c)	The Company shall follow the registration procedures set forth in Section 4 hereof and the Vendors shall have the same obligations as set forth in Section 5 hereof;

(d)
Upon the full accounting and payment of Registration Expenses pursuant to Section 11(b), the Company and the Vendors shall share equally all Registration Expenses incurred in connection with the Demand Registration; provided that the Company shall (i) provide the same detailed written accounting of such Registration Expenses within the same time period and (ii) abide by the same covenants with respect to (x) settlement of disputes and (y) entirety of such Registration Expenses as set forth in Section 11(b); and

(e)
The remaining provisions of this Agreement shall apply to such demand registration, provided that any specific dates provided herein for the filing or effectiveness of the Registration Statement shall not apply.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Please indicate the acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and the Vendors.

Very truly yours,

Cognos Incorporated

By:    /S/    TOM MANLEY

Name:  Tom Manley
Title:  Senior Vice President, Finance and   Administration and Chief Financial Officer
Address: 3755 Riverside Drive,
                Ottawa, Ontario, Canada
                K1G 3Z4

AGREED AND ACCEPTED as of the date first written.

3539202 Canada Inc. (Canada 3)

By:    /S/    MICHAEL U. POTTER
Name: Michael	U. Potter
Title: President

3539211 Canada Inc. (Canada 4)

By:    /S/    MICHAEL U. POTTER
Name: Michael	U. Potter
Title: President

3539334 Canada Inc. (Canada 6)

By:    /S/    MICHAEL U. POTTER
Name: Michael	U. Potter
Title: President

3539393 Canada Inc. (Canada 7)

By:    /S/    MICHAEL U. POTTER
Name: Michael	U. Potter
Title: President

3497801 Canada Inc. (Canada 13)

By:    /S/    PIERRE DUFOUR
Name: Pierre	Dufour
Title: President

3539504 Canada Inc. (Canada 14)

By:    /S/    PIERRE DUFOUR
Name: Pierre	Dufour
Title: President

3539555 Canada Inc. (Canada 15)

By:    /S/    PIERRE DUFOUR
Name: Pierre	Dufour
Title: President

3539571 Canada Inc. (Canada 16)

By:    /S/    PIERRE DUFOUR
Name: Pierre	Dufour
Title: President

Schedule A

Vendor	Number of Common Shares to be Sold
	Minimum	Maximum
3539202 Canada Inc. (Canada 3) Sixty Two John Street Ottawa, Ontario, Canada K1M 1M3	382,492	439,866
3539211 Canada Inc. (Canada 4) Sixty Two John Street Ottawa, Ontario, Canada K1M 1M3	382,492	439,866
3539334 Canada Inc. (Canada 6) Sixty Two John Street Ottawa, Ontario, Canada K1M 1M3	382,492	439,866
3539393 Canada Inc. (Canada 7) Sixty Two John Street Ottawa, Ontario, Canada K1M 1M3	258,909	297,745
3497801 Canada Inc. (Canada 13) 200 Montcalm Street, Suite 301 Hull, Quebec, Canada J8Y 3B5	724,500	833,174

3539504 Canada Inc. (Canada 14) 200 Montcalm Street, Suite 301 Hull, Quebec, Canada J8Y 3B5	789,705	908,161

3539555 Canada Inc. (Canada 15) 200 Montcalm Street, Suite 301 Hull, Quebec, Canada J8Y 3B5	789,705	908,161

3539571 Canada Inc. (Canada 16) 200 Montcalm Street, Suite 301 Hull, Quebec, Canada J8Y 3B5	789,705	908,161

Total	4,500,000	5,175,000